Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - May 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-4 $843MM 7/18/2005	1998-6 $964MM 8/18/2008
Yield	16.29%	16.29%	16.29%	16.30%	16.29%
Less: Coupon	3.40%	3.39%	3.34%	3.26%	3.54%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.10%	6.10%	6.10%	6.09%	6.10%
Excess Spread:
May-05	5.29%	5.30%	5.35%	5.45%	5.15%
April-05	4.83%	4.78%	4.83%	4.91%	4.62%
March-05	7.38%	7.33%	7.38%	7.46%	7.15%
Three Month Average Excess Spread	5.83%	5.80%	5.85%	5.94%	5.64%

Delinquency:
30 to 59 Days	1.21%	1.21%	1.21%	1.21%	1.21%
60 to 89 Days	0.82%	0.82%	0.82%	0.82%	0.82%
90+ Days	1.69%	1.69%	1.69%	1.69%	1.69%
Total	3.72%	3.72%	3.72%	3.72%	3.72%

Payment Rate	15.52%	15.52%	15.52%	15.52%	15.52%

Series Deal Size Expected Maturity	1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	16.29%	16.29%	16.29%	16.28%	16.29%
Less: Coupon	3.33%	3.62%	3.34%	3.33%	3.33%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.10%	6.10%	6.10%	6.09%	6.10%
Excess Spread:
May-05	5.36%	5.07%	5.35%	5.36%	5.36%
April-05	4.84%	4.53%	4.82%	4.83%	4.90%
March-05	7.39%	7.06%	7.36%	7.37%	7.45%
Three Month Average Excess Spread	5.86%	5.55%	5.84%	5.85%	5.90%

Delinquency:
30 to 59 Days	1.21%	1.21%	1.21%	1.21%	1.21%
60 to 89 Days	0.82%	0.82%	0.82%	0.82%	0.82%
90+ Days	1.69%	1.69%	1.69%	1.69%	1.69%
Total	3.72%	3.72%	3.72%	3.72%	3.72%

Payment Rate	15.52%	15.52%	15.52%	15.52%	15.52%